UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 28, 2006

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard
Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On February 28, 2006, Mark R. Goldston, Chairman of the Board of Directors, Chief Executive Officer and President of United Online, Inc. (the “Company”), entered into a trading plan (the “Plan”) to sell up to an aggregate of 875,302 shares of common stock of the Company from March 15, 2006 through the later of July 17, 2006 or until all shares subject to the Plan have been sold, subject to the terms, conditions and restrictions set forth in the Plan. A portion of the shares to be sold will be issued pursuant to the exercise of stock options held by Mr. Goldston. The sales under the Plan may be made on a daily basis.

The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with the Company’s insider trading policy.  Except as may be required by law, the Company does not undertake to report plans by other Company officers or directors, nor to report modifications, terminations, transactions or other activities under the Plan or the plan of any other officer or director.

As of the date of this filing, Mr. Goldston holds 938,883 shares (250,000 of which are restricted stock that are subject to repurchase by the Company until January 27, 2008), options to purchase 3,539,457 shares of the Company’s common stock at exercise prices ranging from $1.227 to $18.70, and 375,000 unvested restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 2, 2006	UNITED ONLINE, INC
/s/ Charles S. Hilliard
Charles S. Hilliard
Executive Vice President, Finance
and Chief Financial Officer